Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, July 23, 2013	COMPANY CONTACT: Scott Topping, CFO - (808) 835-3700 scott.topping@hawaiianair.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 ashlee.kishimoto@hawaiianair.com
MEDIA RELATIONS CONTACT: Ann Botticelli, SVP - (808) 838-6758 ann.botticelli@hawaiianair.com

Hawaiian Holdings Reports 2013 Second Quarter Financial Results

HONOLULU — July 23, 2013 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2013.

Second Quarter 2013 Financial Results

•                  Adjusted net income, reflecting economic fuel expense, of $12.6 million or $0.24 per diluted share.

•                  GAAP net income of $11.3 million or $0.21 cents per diluted share.

•                  Available seat miles (ASMs) increase of 20.9% year-over-year.

•                  Cost per available seat mile (CASM), excluding fuel, decrease of 11.2% year-over-year.

•                  CASM decrease of 9.7% year-over-year.

Mark Dunkerley, the Company’s President and Chief Executive Officer, commented that “Our results for the quarter were better than expected thanks chiefly to some good cost control. Demand across all of our geographies remains strong, even overseas where the dollar has strengthened against foreign currencies.  In North America, our business is coming back as the rate of industry capacity growth moderated in the quarter while our Neighbor Island business is now performing well.  On our international routes we are seeing the strengthening of the dollar undermine some of the excellent results we have had in the last couple of years but this portion of our business remains the core focus of our expansion plans.

Everyone in the Company worked hard as we continued with the heavy pace of new developments.  We inaugurated new routes, we secured financing for future aircraft deliveries on very favorable terms, we implemented new computer systems and completed countless other initiatives.  Throughout, my colleagues on the ground and in the air continue to keep us ahead of the field in taking care of our customers safely, efficiently and with the hospitality that is our hallmark.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of June 30, 2013 the Company had:

•                  Unrestricted cash and cash equivalents of $478 million.

•                  Available borrowing capacity of $70 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $767 million consisting of the following:

•                  $369 million outstanding under secured loan agreements to finance a portion of the purchase price for six Airbus A330-200 aircraft.

•                  $163 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.

•                  $103 million in capital lease obligations to finance an Airbus A330-200 and two Boeing 717-200 aircraft.

•                  $58 million outstanding under floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft.

•                  $74 million outstanding of Convertible Senior Notes.

Business Highlights

Operational

•                  Ranked #1 nationally for on-time performance for the months of March, April and May 2013 by the U.S. Department of Transportation Air Travel Consumer Report.

•                  Ranked the #1 domestic carrier for travel to Hawai‘i by Travel + Leisure.

•                  Expanded our frequent flyer partnership with American Airlines.

•                  Announced codeshare and interline agreements with China Airlines for connecting travel through Taipei, Taiwan.

Fleet and Financing

•                  Financed our next six Airbus A330-200 aircraft deliveries through 2014 with Enhanced Equipment Trust Certificates (EETC).

•                  Added three new Airbus A330-200 aircraft for North America and International service.

New routes and increased frequencies

•                  Honolulu to Sendai, Japan three-times-weekly service launched June 25, 2013.

•                  Honolulu to Taipei, Taiwan three-times-weekly service launched July 9, 2013.

Third Quarter and Full Year 2013 Outlook

The table below summarizes the Company’s expectations for the quarter ending September 30, 2013 and the full year ending December 31, 2013, expressed as an expected change compared to the results for the quarter ended September 30, 2012 or the year ended December 31, 2012, as applicable (the results for which are presented for reference).

	Third Quarter 2012

Item		Guidance

Cost per ASM Excluding Fuel (cents)	7.62	Up 2.5% to up 5.5%
Passenger Revenue Per ASM (cents)	12.30	Down 0.5% to up 2.5%
Operating Revenue Per ASM (cents)	13.56	Down 0.5% to up 2.5%
Passenger Revenue Per RPM (cents)	14.77	Down 2.5% to up 0.5%
Passenger Load Factor	83.3%	Up 1pts to up 3pts
ASMs (millions)	4,052.2	Up 7.5% to up 10.5%
Gallons of jet fuel consumed (millions)	54.5	Up 7% to up 10%

	Full Year
Item	2012	Guidance
Cost per ASM Excluding Fuel (cents)	8.18	Down in the low single digits
ASMs (millions)	14,687.5	Up 12.5% to up 15.5%

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (July 23, 2013) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian has led all U.S. carriers in on-time performance for each of the past nine years (2004-2012) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 84th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, the Philippines, Australia, New Zealand, American Samoa, and Tahiti. New nonstop service will begin between Honolulu and Beijing, China in April 2014, subject to government approvals.  Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page (Hawaiian Airlines).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements by our CEO relating to the 2013 fiscal year, capacity, demand, the Company’s North America, Neighbor Island and international routes, the operating environment and the Company’s expansion plans; statements regarding the addition of new aircraft, potential route expansion, changes in our fleet plan, expected delivery of aircraft and potential purchases of additional aircraft; the Company’s expectations regarding cost per available seat mile excluding fuel, passenger revenue per available seat mile, operating revenue per available seat mile, passenger revenue per revenue passenger mile, passenger load factor, available seat miles and gallons of jet fuel consumed, each for the quarter ending September 30, 2013; the Company’s expectations regarding cost per available seat mile excluding fuel and available seat miles, each for the year ending December 31, 2013; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
Operating Revenue:
Passenger	$481,461	$438,137	9.9%	$921,400	$829,063	11.1%
Other	52,467	46,414	13.0%	103,282	90,982	13.5%
Total	533,928	484,551	10.2%	1,024,682	920,045	11.4%

Operating Expenses:
Aircraft fuel, including taxes and delivery	169,223	150,465	12.5%	343,712	290,783	18.2%
Wages and benefits	103,384	96,699	6.9%	206,119	186,823	10.3%
Aircraft rent	28,285	24,864	13.8%	54,304	48,086	12.9%
Maintenance materials and repairs	53,036	49,409	7.3%	108,295	93,121	16.3%
Aircraft and passenger servicing	29,228	24,654	18.6%	58,287	46,000	26.7%
Commissions and other selling	32,186	28,611	12.5%	65,997	58,027	13.7%
Depreciation and amortization	19,788	21,553	(8.2)%	38,901	40,704	(4.4)%
Other rentals and landing fees	19,630	21,218	(7.5)%	38,777	40,966	(5.3)%
Other	41,777	37,750	10.7%	84,825	73,307	15.7%
Total	496,537	455,223	9.1%	999,217	877,817	13.8%

Operating Income	37,391	29,328		25,465	42,228

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(12,163)	(10,722)		(23,540)	(19,770)
Interest income	126	167		253	381
Capitalized interest	2,891	2,176		6,331	4,749
Losses on fuel derivatives	(6,906)	(14,823)		(13,467)	(9,003)
Other, net	(3,124)	183		(4,206)	(417)
Total	(19,176)	(23,019)		(34,629)	(24,060)

Income (Loss) Before Income Taxes	18,215	6,309		(9,164)	18,168
Income tax expense (benefit)	6,899	2,405		(3,335)	7,006

Net Income (Loss)	$11,316	$3,904		$(5,829)	$11,162

Net Income (Loss) Per Common Stock Share:
Basic	$0.22	$0.08		$(0.11)	$0.22
Diluted	$0.21	$0.07		$(0.11)	$0.21

Weighted Average Number of Common Stock Shares Outstanding:
Basic	52,008	51,283		51,837	51,145
Diluted	53,071	52,457		51,837	52,380

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data (unaudited)

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2013		2012		% Change		2013		2012		% Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	3,405.7		2,925.2		16.4%		6,611.1		5,555.5		19.0%
Available seat miles (ASM) (a)	4,211.5		3,480.6		21.0%		8,171.8		6,620.6		23.4%
Passenger revenue per RPM (Yield)	14.14	¢	14.98	¢	(5.6)%		13.94	¢	14.92	¢	(6.6)%
Passenger load factor (RPM/ASM)	80.9%		84.0%		(3.1	)pt.	80.9%		83.9%		(3.0	)pt.
Passenger revenue per ASM (PRASM)	11.43	¢	12.59	¢	(9.2)%		11.28	¢	12.52	¢	(9.9)%

Total Operations:
Revenue passenger miles (RPM) (a)	3,409.0		2,930.8		16.3%		6,619.6		5,562.3		19.0%
Available seat miles (ASM) (a)	4,215.9		3,487.0		20.9%		8,181.7		6,628.4		23.4%
Passenger load factor (RPM/ASM)	80.9%		84.0%		(3.1	)pt.	80.9%		83.9%		(3.0	)pt.
Operating revenue per ASM (RASM)	12.66	¢	13.90	¢	(8.9)%		12.52	¢	13.88	¢	(9.8)%
Operating cost per ASM (CASM)	11.78	¢	13.05	¢	(9.7)%		12.21	¢	13.24	¢	(7.8)%
CASM excluding aircraft fuel (b)	7.76	¢	8.74	¢	(11.2)%		8.01	¢	8.86	¢	(9.6)%
Gallons of jet fuel consumed (a)	56.6		47.3		19.7%		110.6		90.5		22.2%
Average cost per gallon of jet fuel (actual) (c)	$2.99		$3.18		(6.0)%		$3.11		$3.21		(3.1)%
Economic fuel cost per gallon (c)(d)	$3.07		$3.22		(4.7)%		$3.18		$3.24		(1.9)%

(a)         In millions.

(b)         See Table 4 for reconciliations of operating expenses excluding aircraft fuel.

(c)          Includes applicable taxes and fees.

(d)         See Table 3 for a reconciliation of economic fuel costs.

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change

Aircraft fuel expense, including taxes and delivery	$169,223	$150,465	12.5%	$343,712	$290,783	18.2%
Realized losses on settlement of fuel derivative contracts	4,740	1,874	152.9%	7,436	2,729	172.5%
Economic fuel expense	$173,963	$152,339	14.2%	$351,148	$293,512	19.6%
Fuel gallons consumed	56,625	47,346	19.6%	110,560	90,472	22.2%
Economic fuel cost per gallon	$3.07	$3.22	(4.7)%	$3.18	$3.24	(1.9)%

Table 4.

Hawaiian Holdings, Inc.

Non-GAAP Financial Reconciliation

(in thousands, except per-share data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including, net income, diluted net income per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

	Three months ended June 30,				Six months ended June 30,
	2013		2012		2013		2012
	Net income	Diluted net income per share	Net income	Diluted net income per share	Net loss	Diluted net loss per share	Net income	Diluted net income per share
As reported - GAAP	$11,316	$0.21	$3,904	$0.07	$(5,829)	$(0.11)	$11,162	$0.21
Less: unrealized losses on fuel derivative contracts, net of tax	(1,300)	(0.03)	(7,769)	(0.15)	(3,619)	(0.07)	(3,764)	(0.07)
Reflecting economic fuel expense	$12,616	$0.24	$11,673	$0.22	$(2,210)	$(0.04)	$14,926	$0.28

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
GAAP operating expenses	$496.5		$455.2		$999.2		$877.8
Less: aircraft fuel, including taxes and delivery	169.2		150.5		343.7		290.8
Adjusted operating expense - excluding aircraft fuel	$327.3		$304.7		$655.5		$587.0

Available Seat Miles	4,215.9		3,487.0		8,181.7		6,628.4

CASM - GAAP	11.78	¢	13.05	¢	12.21	¢	13.24	¢
Less: aircraft fuel	4.02		4.31		4.20		4.38
CASM - excluding aircraft fuel	7.76	¢	8.74	¢	8.01	¢	8.86	¢

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary(unaudited)

As of July 19, 2013

	Weighted Average Contract Price		Percentage of Projected Fuel Requirements	Fuel Barrels
	Cap	Floor	Hedged	Hedged
Third Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.95	N/A	37%	532,000
Brent Collars	$110.25	$90.00	17%	240,000
Total			54%	772,000

Fourth Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.05	N/A	39%	523,000
Brent Collars	$108.64	$87.50	18%	240,000
Total			57%	763,000

First Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$112.54	N/A	40%	558,000
Brent Collars	$109.64	$84.29	7%	105,000
Total			47%	663,000

Second Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$110.47	N/A	19%	279,000
Brent Collars	$110.23	$82.38	15%	216,000
Total			34%	495,000

Third Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$107.80	N/A	11%	163,000
Brent Collars	$107.51	$82.78	9%	135,000
Total			20%	298,000

Fourth Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$104.92	N/A	9%	135,000
Brent Collars	$106.52	$82.50	4%	65,000
Total			13%	200,000

Table 6.

Hawaiian Holdings, Inc.

Foreign Exchange Forward Contract Summary (unaudited)

As of July 19, 2013

	Japanese Yen		Australian Dollar			Korean Won			New Zealand Dollar
Quarter of Settlement	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated JPY Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated AUD Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated KRW Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated NZD Sales Hedged
	(in USD|JPY)		(in AUD|USD)			(in USD|KRW)			(in NZD|USD)

Third Quarter 2013	¥94.61	64%	AUD	1.00	48%	₩	1,116	55%	NZD	0.82	65%
Fourth Quarter 2013	¥95.78	58%	AUD	0.99	39%	₩	1,117	41%	NZD	0.81	55%
First Quarter 2014	¥95.85	61%	AUD	1.00	25%	₩	1,130	36%	NZD	0.80	34%
Second Quarter 2014	¥99.62	49%	AUD	0.96	18%	₩	1,128	20%	NZD	0.79	27%
Third Quarter 2014	¥99.89	29%	AUD	0.92	17%	₩	1,141	20%	NZD	0.78	13%
Fourth Quarter 2014	¥97.62	12%